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                                                                    EXHIBIT 23.7

[MBA LOGO]

                       [MORTEN BEYER & AGNEW LETTERHEAD]


                        CONSENT OF MORTEN BEYER & AGNEW


We refer to the Prospectus Supplement dated December 7, 2000 of United Air Lines, Inc. related to the offer and sale of $1,505,667,000 aggregate face amount of Pass Through Certificates, Series 2000-2 (the "Prospectus"). We hereby consent to the inclusion of our report dated November 2, 2000 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."


                                       MORTEN BEYER & AGNEW




                                       By: /s/ BRYSON P. MONTELEONE
                                          --------------------------------------
                                          Name:  Bryson P. Monteleone
Date:  December 7, 2000                   Title: Director of Operations